UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2014

U.S. WELL SERVICES, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-184491 (Commission File Number)	90-0794304 (I.R.S. Employer Identification No.)
770 South Post Oak Lane Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01Entry into a Material Definitive Agreement

 On May 2, 2014 (the “Closing Date”), U.S. Well Services, LLC (the “Company”), U.S.Bank National Association, as administrative agent and collateral agent, and the lenders party thereto (the “Lenders”), entered into a Senior Secured Credit Agreement (the “Credit Agreement”), pursuant to which the Lenders (a) provided term loans to the Company on the Closing Date in an aggregate principal amount of $180,000,000, (b) will make, upon delivery by the Company of a borrowing request during a certain specified period of time and the satisfaction of certain conditions specified therein, delayed draw term loans in a minimum increments of $5,000,000 and in an aggregate amount not to exceed $50,000,000, and (c) may agree, in their sole and absolute discretion, to make additional loans to the Company in an amount not to exceed $75,000,000 in the agreegate.

The net proceeds of the Credit Agreement were used on the Closing Date to, among other things, fully redeem the Senior Secured Notes (as defined below).

Item 1.02Termination of a Material Definitive Agreement

On the Closing Date, an irrevocable notice of redemption was delivered to the holders of all of the Company’s outstanding 14.50% Senior Secured Notes due 2017 (the “Senior Secured Notes”), calling for the redemption of the entire outstanding $126,414,660 in aggregate principal amount of the Senior Secured Notes on June 2, 2014 (the “Redemption Date”) pursuant to the terms of the Indenture (as supplemented from time to time, the “Indenture”), dated as of February 21, 2012, among the Company, its wholly-owned subsidiary USW Financing Corp., as a co-issuer of the Senior Secured Notes, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”). The redemption price for the $126,414,660 in principal amount of Senior Secured Notes to be redeemed is equal to the principal amount of the Senior Secured Notes outstanding plus a premium on the principal amount of such Senior Secured Notes, as calculated pursuant to the Indenture, plus accrued and unpaid interest on the Senior Secured Notes to, but not including, the Redemption Date (the “Redemption Payment”). Also on the Closing Date, following the deposit by the Company with the Trustee of the Redemption Payment, the Indenture was satisfied and discharged in accordance with its terms.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 regarding the Credit Agreement is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, LLC

Date:	May 7, 2014	By:	/s/ Kenneth I. Sill
Kenneth I. Sill
Chief Financial Officer